EXHIBIT 10.19
2007 DIRECTORS’ INCENTIVE PLAN
CONFIDENTIAL

CUMBERLAND PHARMACEUTICALS INC.
2007 DIRECTORS’ INCENTIVE PLAN
Table of Contents

1.	Purpose of the Plan	1
2.	Definitions	1
3.	Shares of Stock Subject to the Plan	2
4.	Administration of the Plan	3
5.	Terms and Conditions of Options	3
6.	Terms and Conditions of Restricted Stock Grants	4
7.	Terms and Conditions of Stock Grant	5
8.	Adjustment Provisions	5
9.	Change of Control	5
10.	General Provisions	7
11.	Amendments, Discontinuance or Termination of the Plan	9
12.	Governing Law	9
13.	Additional Requirements	9
14.	“Lockup” Agreement	10
15.	Limitation of Liability	10
16.	Unfunded Status of Incentives	10
17.	Nonexclusivity of the Plan	10
18.	Successors and Assigns	10
19.	No Fractional Shares	11
20.	Severability	11
21.	Effective Date of Plan	11

i

CUMBERLAND PHARMACEUTICALS INC.
2007 DIRECTORS’ INCENTIVE PLAN
1. Purpose of the Plan
     The purpose of the Cumberland Pharmaceuticals Inc. 2007 Directors’ Incentive Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain Directors of experience and ability, and to encourage the highest level of performance by providing Directors with a proprietary interest in the Company’s financial success and growth. The Plan supersedes and replaces all provisions pertaining to grants of stock options to Directors contained in the Cumberland Pharmaceuticals Inc. 1999 Stock Option Plan (the “Original Incentive Plan”) but does not impair the vesting or exercise of any option granted under the Original Incentive Plan prior to the date that this Plan became effective.
2. Definitions
         2.1 “Affiliate” shall have the meaning assigned to the term pursuant to Rule 12b-2 as promulgated under the Exchange Act.
         2.2 “Award” means an award under the Plan of Options, Restricted Stock , or a Stock Grant.
         2.3 “Board” means the Board of Directors of the Company.
         2.4 “Committee” means the Compensation Committee of the Board or a subcommittee thereof. The Committee shall consist of not fewer than two members of the Board, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or any successor rule, and (b) qualify as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (collectively, “Section 162(m)”).
         2.5 “Company” means Cumberland Pharmaceuticals Inc.
         2.6 “Director” means a member of the Board who is not employed by the Company or any of its Affiliates or a joint venture of the company or one of its Affiliates.
         2.7 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
         2.8 “Fair Market Value” means: (i) if the Stock or other security is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share thereof on such exchange or quotation system on the applicable date, and if shares are not traded on such day, on the next preceding trading date, (ii) if the Stock or other security is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available, and (iii) if the Stock or other security is not regularly quoted, the fair market value of a share thereof on the applicable date as established by the Committee in good faith. For purposes of Awards effective as of the effective date of the Company’s initial public offering, Fair Market Value of the Stock shall be the price at which such stock is offered to the public in the Company’s initial public offering.
         2.9 “Option” means a stock option that does not satisfy the requirements of Section 422 of the Code to be an incentive stock option.
         2.10 “Participant” means each Director (as defined in Section 2.6).
         2.11 “Plan” means the Cumberland Pharmaceuticals Inc. 2007 Directors’ Incentive Plan as set forth herein and as amended, restated, supplemented or otherwise modified from time to time.
         2.12 “Restriction Period” means the period of time, established by the Committee in connection with an award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable award agreement.
         2.13 “Risk of Forfeiture” means a limitation on the right of the Participant to retain Restricted Stock, including a right in the Company to reacquire shares of Restricted Stock at less than their then Fair Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.
         2.14 “Restricted Stock” shall mean Stock of the Company awarded to a Director under this Plan from time to time in the sole discretion of the Committee subject to various restrictions, vesting schedules and such other conditions on ownership as the Committee shall determine.
         2.15 “Stock” shall mean common stock of the Company.
         2.16 “Stock Grant” shall mean an award of Stock of the Company granted in full and unrestricted ownership from time to time in the sole discretion of the Committee.
3. Shares of Stock Subject to the Plan
         3.1 The Company may issue up to 125,000 shares of Stock, subject to the adjustment provisions of Section 8, in Awards granted hereunder. Such shares may be either authorized but unissued shares or shares issued and thereafter acquired by the Company.
         3.2 To the extent any shares of Stock: (i) subject to an Option are not issued because the Option is forfeited or cancelled or (ii) subject to a Restricted Stock Grant are redeemed, forfeited, cancelled, repurchased or otherwise retained by the Company, such shares shall again be available for grant pursuant to the Plan. If the exercise price of any Option granted under this Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.
4. Administration of the Plan
         4.1 The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and, subject to its provisions, to prescribe, amend and rescind Plan rules and to make all other determinations necessary for the Plan’s administration.
         4.2 All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding upon all parties. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Option.
         4.3 The Committee may grant Options or make Restricted Stock Grants or Stock Grants in its sole discretion. No member of the Committee may vote on an Award to himself or herself.
5. Terms and Conditions of Options
         5.1 Unless exercisability is accelerated as provided in Section 9.2 hereof, each Option shall become exercisable on the date it vests.
         5.2 Unless terminated earlier as provided in Section 5.5, the Options shall expire ten years following the date of grant.
         5.3 The exercise price of each Option granted to Directors shall be equal to the Fair Market Value, as defined herein, of a share of Stock on the date of grant.
         5.4 The Committee shall determine the vesting period for Options granted under this Plan and shall specify such vesting period in writing in making an award of an Option under this Plan. However, should the Committee award Options under this Plan without specifying a vesting period, then the vesting period shall be five years, with 20% of the Options to vest on each anniversary of the date of grant until all Options granted hereunder are vested.
         5.5 If a Director ceases to serve on the Board for any reason, the Options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of his or her Board service, within two years from the date of termination of Board service. Any Options awarded to a Director and not yet vested at the time of termination of his or her Board service shall, be forfeited, automatically cancelled and of no further force and effect. Such forfeiture and automatic cancellation shall take effect at midnight on the date that the Director’s Board service is terminated.
         5.6 An Option may be exercised by giving written notice , specifying the number of shares of Stock to be purchased. The procedure for exercise of each Option awarded under this Plan will be set forth in the granting document for such Option. The Committee may, from time to time, amend the exercise procedures, in which case Participants will be notified of such revised procedures. The exercise notice shall be accompanied by tender of the full purchase price for such shares, which may be paid or satisfied by (a) cash; (b) check; (c) delivery of shares of Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such Option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; or (d) in such other manner as may be authorized from time to time by the Committee. All such payments shall be made or denominated in United States dollars. In the case of delivery of an uncertified check, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Stock upon the exercise of an Option, a Participant shall have no rights as a shareholder with respect to such Option.
         5.7 Except for adjustments pursuant to Section 8 or actions permitted to be taken by the Board under Section 9 in the event of a Change of Control, unless approved by the shareholders of the Company, (a) the exercise price for any outstanding Option granted under this Plan may not be decreased after the date of grant and (b) an outstanding Option that has been granted under this Plan may not, as of any date that such Option has a per share exercise price that is less than the then current Fair Market Value of a share of Stock, be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price or any payment of cash or Stock. No Option or other Award made under this Plan may ever under any circumstances be backdated.
         5.8 Upon approval of the Committee, the Company may repurchase all or a portion of a previously granted Option from a Participant by mutual agreement before such option has been exercised by payment to the Participant of cash or Stock or a combination thereof with a value equal to the amount per share by which: (a) the Fair Market Value of the Stock subject to the Option on the business day immediately preceding the date of purchase exceeds (b) the exercise price.
         5.9 Any person who receives a grant of Options under this Plan may be required, at the time the Options are awarded, to sign a consent allowing the Board, in its discretion, to cancel the Options if the Fair Market Value of the Stock decreases such that the exercise price of the Options is significantly above the Fair Market Value of the Stock.
6. Terms and Conditions of Restricted Stock Grants
     The Committee may award Restricted Stock to a Director. All shares of Restricted Stock granted shall be subject to a Risk of Forfeiture as determined by the Committee, and shall additionally be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe.
         6.1 Requirement of Board Service. A grantee of Restricted Stock must remain on the Board during the Restriction Period in order to retain the shares of Restricted Stock. If the Director leaves the Board prior to the end of the Restriction Period, the Restricted Stock award shall terminate and the shares of Restricted Stock shall be returned immediately to the Company, effective at midnight on the date the Director’s Board service ends.

         6.2 Restrictions on Transfer and Legend on Stock Certificates. During the Restriction Period, the Director may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Restricted Stock except as expressly permitted in this Plan. Each certificate for shares of Restricted Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.
         6.3 Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock award will remain in the physical custody of an escrow holder until all restrictions are removed or expire.
         6.4 Lapse of Restrictions. In the document granting Restricted Stock, the Committee will specify the Restriction Period. If no Restriction Period is specified in a document granting Restricted Stock, then twenty percent (20%) of the Restricted Stock awarded under that granting document will become free of restriction on each anniversary date of the grant for five (5) years. All restrictions imposed on the Restricted Stock shall lapse upon the expiration of the Restriction Period if the conditions of the grant have been met. The Director shall then be entitled to have the legend removed from the certificates.
         6.5 Dividends and Voting. Dividends declared on the Stock during the Restriction Period will be accumulated by the Company and paid to the Director if he becomes owner of the such stock without restriction. If the Restricted Stock reverts to the Company, then the Company will become the owner of all dividends accumulated in accordance with the preceding sentence. The Director will be entitled to vote all shares of Restricted Stock during the Restriction Period.
7. Terms and Conditions of Stock Grant
     The Committee may make a Stock Grant to a Director under this Plan on such terms and conditions as it sees fit, subject to the provisions of all applicable laws and regulations.
8. Adjustment Provisions
     In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Stock, the Committee shall equitably adjust all limitations on numbers of shares of Stock provided in this Plan, and the number of shares subject to outstanding Awards, with such adjustments made in proportion to the change in outstanding shares of Stock. In addition, in the event of any such change in the Stock, the Committee shall make any other adjustment that it determines to be equitable, including without limitation adjustments to the exercise price of any Option in order to provide Participants with the same relative rights before and after such adjustment.
9. Change of Control
     9.1 “Change of Control Event” shall mean:
         (a) any merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or
         (b) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 51% or more of either (A) the then-outstanding shares of Stock of the Company (the “Outstanding Company Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”). However, for purposes of this subsection (b), the following acquisitions shall not give rise to a Change of Control event: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, or (D) any acquisition by any Person pursuant to a transaction that results in all or substantially all of the individuals and entities who were the beneficial owners of 50 percent or more of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of Stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring Person in such transaction (which shall include, without limitation, a Person that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively;
         (c) any sale of all or substantially all of the assets of the Company; or
         (d) the complete liquidation of the Company.
     9.2 Effect on Options. Upon the occurrence of a Change in Control Event, each outstanding Option shall vest in full and shall become immediately exercisable. Any agreement with respect to a Change in Control Event must provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an Affiliate thereof), if applicable. For purposes of this section, an Option shall be considered to be assumed if, following consummation of the Change in Control Event, the Option confers the right to purchase, for each share of Stock subject to the Option immediately prior to the consummation of the Change in Control Event, the consideration (whether cash, securities or other property) received as a result of the Change in Control Event by holders of Stock for each share of Stock held immediately prior to the consummation of the Change in Control Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock). However, if the consideration received as a result of the Change in Control Event is not solely Stock of the acquiring or succeeding entity (or an Affiliate thereof), the Company may, with the consent of the acquiring or succeedingentity, provide for the consideration to be received upon the exercise of Options to consist solely of Stock of the acquiring or succeeding entity (or an Affiliate thereof) equivalent in Fair Market

Value to the per share consideration received by holders of outstanding shares of Stock as a result of the Change in Control Event. Notwithstanding the foregoing, if the acquiring or succeeding entity (or an Affiliate thereof), does not agree to assume such Options, or substitute equivalent options for such Options, then the Board shall, upon written notice to the Option holders, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Change in Control Event and will terminate immediately prior to the consummation of such Change in Control Event, except to the extent exercised by the Option holders before the consummation of such Change in Control Event. However, in the event of an Change in Control Event under the terms of which holders of Stock will receive upon consummation thereof a cash payment for each share of Stock surrendered pursuant to such Change in Control Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Change            in Control Event and that each Option holder shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.
     9.3 Effect on Restricted Stock. Upon the occurrence of a Change in Control Event, all restrictions and conditions on all Restricted Stock awards then outstanding shall automatically be deemed terminated or satisfied and all such Restricted Stock shall be fully vested.
10. General Provisions
     10.1 Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as a Director.
     10.2 No shares of Stock will be issued or transferred pursuant to an Option unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the exercise of an Option, the Company may require the Participant to take any reasonable action to meet such requirements.
     10.3 No Participant and no Person claiming under or through such Participant will have any right, title or interest in or to any shares of Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Stock, if any, that have been issued or transferred to such Participant.
     10.4 No Options or Restricted Stock awards granted hereunder may be transferred, pledged, assigned or otherwise encumbered by Director except:
         (a) by will;
         (b) by the laws of descent and distribution; or

         (c) if permitted by the Committee and so provided in the stock option agreement or an amendment thereto, (i) to Immediate Family Members (as defined below), (ii) to a partnership in which the Participant and/or the Participant’s Immediate Family Members, or entities in which the Participant and/or the Participant’s Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the Participant and/or the Participant’s Immediate Family Members, or entities in which the Participant and/or the Participant’s Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the benefit solely of the Participant and/or the Participant’s Immediate Family Members. “Immediate Family Members” means the spouses and natural or adopted children or grandchildren of the Participants, the spouses of such children and grandchildren, and the siblings and parents of the Participants.
     Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or Restricted Stock grant or levy of attachment, or similar process upon an Option or Restricted Stock award not specifically permitted herein, shall be null and void and without effect.
     10.5 Each Award made under this Plan will be set forth in a written agreement that includes terms and conditions consistent with the Plan.
     10.6 Anything in the Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Award or the issuance of any shares of Stock pursuant to any Option, require the recipient of the Award, as a condition to the receipt thereof or to the receipt of shares of Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Award or the shares of Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Award or the shares of Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the grant of any Award, the issuance of shares of Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Award shall not be granted or such shares of Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
     10.7 Any definition set forth in this Plan of the singular form of a term shall also apply to the plural form of that term, and any definition of the plural form of a term shall also apply to the singular form of the term. Any reference in this Plan to one gender shall also include the other gender.

11. Amendments, Discontinuance or Termination of the Plan
     11.1 The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may:
         (a) without the approval of the shareholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially expand the classes of persons eligible to participate in the Plan, or (iv) amend Section 5.7 to permit repricing of Options; or
         (b) materially impair, without the consent of the recipient, an Option previously granted or a Restricted Stock grant previously made, except that the Company retains all rights under Section 8 hereof.
     11.2 The Plan shall automatically terminate on the earlier of the following dates: (1) ten years from the date that the Plan becomes effective, or (2) at such time as no shares of Stock remain available for issuance through the Plan. No termination of the Plan will affect the terms of any outstanding Options or shares of Restricted Stock.
12. Governing Law
     The provisions of this Plan and all awards made under this Plan shall be governed by and interpreted in accordance with the law of the State of Tennessee, without regard to applicable conflicts of law principles.
13. Additional Requirements
     Anything in the Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Incentive or the issuance of any shares of Stock pursuant to any Option, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the grant of any Incentive, the issuance of shares of Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be granted or such shares of Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

14. “Lockup” Agreement
     The Committee may in its discretion require that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Participant will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Stock issued or issuable pursuant to the exercise of such Incentive, without the prior written consent of the Company or such underwriters, as the case may be.
15. Limitation of Liability
     Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer, director or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer, director or employee of the Company acting on behalf of the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.
16. Unfunded Status of Incentives
     The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Incentive, nothing contained in the Plan or any Incentive shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, shares of Stock, other Incentives, or other property pursuant to any Incentive, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
17. Nonexclusivity of the Plan
     Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, arrangements granting incentives otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
18. Successors and Assigns
     The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
19. No Fractional Shares
     No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Incentive, including on account of any action under Section 6(d) of the Plan. In lieu of such fractional shares, the Committee shall determine, in its discretion, whether cash, other Incentives, scrip certificates (which shall be in a form and have such terms and conditions as the Committee in its discretion shall prescribe) or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
20. Severability
     If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Incentive under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
21. Effective Date of Plan
     The Plan shall become effective upon adoption by the Board, subject to approval by the holders of a majority of the shares of Stock and the Company’s Series A Preferred Stock.
     IN WITNESS WHEREOF, the undersigned Corporate Secretary of Cumberland Pharmaceuticals Inc. hereby certifies that the foregoing Cumberland Pharmaceuticals Inc. 2007 Directors’ Incentive Plan was (i) approved by the Board in a Unanimous Consent of Directors dated as of January 16, 2007, and (ii) approved by majority of the holders of all of the Company’s outstanding common and preferred stock.
Dated: April 18, 2007

/s/ Jean W. Marstiller
Jean W. Marstiller
Senior Vice President, Administrative Services and Corporate Secretary